UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2006

AVALON PHARMACEUTICALS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20358 Seneca Meadows Parkway, Germantown, Maryland		20876
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-556-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 21, 2006, David D. Muth became Executive Vice President and Chief Business Officer of Avalon Pharmaceuticals, Inc. (the "Company"). Pursuant to an offer letter with Mr. Muth, Mr. Muth is entitled to receive an annual base salary of $280,000 and is eligible for an annual target bonus of up to 35% of his base salary based on the achievement of corporate and individual objectives. The offer letter also provides for the grant of stock options to purchase 120,000 shares of the Company’s common stock, with these options vesting over a four year period, and for the reimbursement of certain moving expenses. In addition, the offer letter provides that beginning 90 days after the commencement of Mr. Muth's employment, if Mr. Muth is terminated by the Company without "Cause" or terminates his employment for "Good Reason," one-half of his then unvested options will vest, he will be entitled to receive outplacement services, and he will be entitled to receive his bi-weekly salary and health insurance benefits for a period of six months thereafter. Good Reason includes termination by Mr. Muth of his employment within 18 months of a change in control of the Company.

The above summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to Mr. Muth's offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2006, the Company publicly announced the appointment of Mr. Muth, age 53, as Executive Vice President and Chief Business Officer. A copy of the press release announcing the appointment of Mr. Muth as Executive Vice President and Chief Business Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Mr. Muth was previously employed with Osmotica Pharmaceutical Corp., a private global drug delivery/specialty pharmaceutical company, as its President and Chief Executive Officer from 2004 to 2006. Prior to joining Osmotica, from 2001 to 2004, he was the President and Chief Operating Officer of Cengent Therapeutics, a private drug discovery company formed by the merger of Structural Bioinformatics and GeneFormatics, Inc.; and President and Chief Operating Officer of Structural Bioinformatics, Inc., a private proteomics company. Prior to these positions, Mr. Muth was Senior Vice President of Business Operations for NABI Biopharmaceutical, Inc. Additionally, Mr. Muth had a 17-year career with Johnson & Johnson in a variety of senior management roles. Mr. Muth holds a B.S. in Accounting from Villanova University and an M.B.A. in Finance and in Pharmaceutical Marketing from Pace University and Fairleigh Dickinson University, respectively.

No "family relationship," as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Muth and any director, nominee for election as a director or executive officer of the Company. The contents of Item 1.01 of this Current Report on Form 8-K (including Exhibit 10.1) are incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 -- Offer letter between Avalon Pharmaceuticals, Inc. and David D. Muth, dated September 12, 2006.

99.1 -- Press Release dated September 27, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON PHARMACEUTICALS, INC.

September 27, 2006	By:	/s/ Thomas G. David, Esq.

Name: Thomas G. David, Esq.
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Offer letter between Avalon Pharmaceuticals, Inc. and David D. Muth, dated September 12, 2006
99.1	Press Release dated September 27, 2006